Exhibit 10.6

EXECUTION VERSION

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Trademark Security Agreement”) dated May 12, 2011 is made by the Persons listed on the signature pages hereto (each, a “Grantor” and, collectively, the “Grantors”) in favor of Morgan Stanley Senior Funding, Inc., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, SENSATA TECHNOLOGIES FINANCE COMPANY, LLC, a Delaware limited liability company, and SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, have entered into a Credit Agreement dated as of May 12, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Lenders party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent.

WHEREAS, as a condition precedent to (i) the making of the Loans, (ii) the issuance of Letters of Credit by the Lenders under the Credit Agreement, (iii) the Bilateral Obligations provided by the Bilateral Providers from time to time and (iv) the entry into Secured Hedge Agreements by the Hedge Banks from time to time, each Grantor has executed and delivered that certain Domestic Security Agreement dated as of May 12, 2011 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement. Terms defined in the Credit Agreement and not otherwise defined herein or in the Security Agreement are used herein as defined in the Credit Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Trademarks constituting Material Intellectual Property Collateral of the Grantors, and have agreed as a condition thereof to execute this Trademark Security Agreement for recording with the U.S. Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or hereafter acquired or arising:

(i) each Trademark constituting Material Intellectual Property Collateral owned by the Grantor (including, without limitation, each Trademark registration and application therefor, referred to in Schedule 1 hereto, and all of the goodwill symbolized by, each Trademark);

(ii) all registrations and applications for registration for any of the foregoing, together with all renewals thereof;

(iii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(iv) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing, including, without limitation, all proceeds of any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.

Section 2. Recordation. Each Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Trademark Security Agreement.

Section 3. Execution in Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 4. Grants, Rights and Remedies. This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Patent and Trademark Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not modify its terms or conditions or create any additional rights or obligations for any party thereto or hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

Section 5. Governing Law. This Trademark Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SENSATA TECHNOLOGIES FINANCE COMPANY, LLC

By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Financial Officer

Trademark Security Agreement

SENSATA TECHNOLOGIES, INC.

By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Financial Officer

Trademark Security Agreement

SENSATA TECHNOLOGIES MASSACHUSETTS, INC.

By:	/s/ Jeffrey Cote
Name: Jeffrey Cote
Title: Chief Financial Officer

Trademark Security Agreement

Schedule 1

to Trademark

Security Agreement

[NAME OF GRANTOR]

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	REG. NO.	REG. DATE

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